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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated April 14, 1999 accompanying the financial statements of audiohighway.com appearing in the 1998 Annual Report of the Company to its stockholders included in the Annual Report on Form 10-KSB for the year ended December 31, 1998, which are incorporated by reference in this Registration Statement on Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

GRANT THORNTON LLP
San Jose, California
January 28, 2000

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